As filed with the Securities and Exchange Commission on November 3, 2017
Registration No. 333

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________________________________
LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
____________________________________________________

Nevada	27-0099920
(State of	(I.R.S. Employer
incorporation)	Identification No.)
3355 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 414-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________________________________________
Lawrence A. Jacobs
3355 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 414-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________________________________________
Copies to:
David J. Goldschmidt, Esq.
Howard L. Ellin, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(212) 735-3000
____________________________________________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒    Accelerated filer     ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)    Smaller reporting company     ☐
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Aggregate Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Senior Debt Securities and Subordinated Debt Securities (collectively, “debt securities”)(2)
Preferred Stock(2)
Common Stock(2)
Depositary Shares
Warrants
Purchase Contracts
Units
____________________

(1)
An indeterminate aggregate initial offering price or number of debt securities, shares of preferred stock, shares of common stock, depositary shares, warrants, purchase contracts and units of Las Vegas Sands Corp. is being registered as may from time to time be issued at currently indeterminable prices. Securities registered hereunder may be sold separately or together with other securities registered hereunder. The proposed maximum initial offering prices per security will be determined, from time to time, by Las Vegas Sands Corp. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any debt securities or preferred stock are issued at an original issue discount, then the amount registered will include the principal or liquidation amount of such securities measured by the initial offering price thereof. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, Las Vegas Sands Corp. hereby defers payment of the registration fee required in connection with this registration statement.

(2)
Including an indeterminate number of debt securities, shares of common stock and shares of preferred stock as may from time to time be issued upon conversion or exchange of debt securities or preferred stock, or upon the exercise of warrants or purchase contracts, as the case may be.

PROSPECTUS
Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants
Purchase Contracts
Units
This prospectus contains a general description of securities that may be offered for sale from time to time. The specific terms of the securities, including their offering prices, will be contained in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.
All of the securities listed above will be issued by Las Vegas Sands Corp. The common stock of Las Vegas Sands Corp. is listed on the New York Stock Exchange under the trading symbol “LVS.”
Investing in our securities involves risks that are referenced under the heading “Risk Factors” on page 6 of this prospectus.
These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Neither the Nevada State Gaming Control Board, the Nevada Gaming Commission nor any other gaming regulatory agency has passed upon the accuracy or adequacy of this prospectus or the investment merits of the securities offered hereby. Any representation to the contrary is unlawful.

The date of this prospectus is November 3, 2017.

ABOUT THIS PROSPECTUS
To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referenced under the heading “Where You Can Find More Information” for information on Las Vegas Sands Corp. and its financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.
This prospectus is part of a registration statement that Las Vegas Sands Corp. has filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration procedure. Under this procedure, we may offer and sell from time to time, any of the following securities, in one or more series:

•	debt securities,

•	preferred stock,

•	common stock,

•	depositary shares,

•	warrants,

•	purchase contracts and

•	units.
As described under the heading “Plan of Distribution,” certain third parties may also offer securities from time to time. The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the applicable prospectus supplement.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus.
The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement. Securities may be sold to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any offer.
The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters and the net proceeds to us.
Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”
As used in this prospectus, unless the context requires otherwise, the terms “we,” “us,” “our,” “Las Vegas Sands” or “the Company” refer to Las Vegas Sands Corp., a Nevada corporation.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act.” You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You may also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. You can also obtain information about Las Vegas Sands at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•
Our Annual Report on Form 10-K for the year ended December 31, 2016 (filed February 24, 2017), including portions of our Proxy Statement for the 2017 annual meeting of stockholders (filed April 21, 2017) to the extent specifically incorporated by reference therein;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 (filed May 5, 2017), June 30, 2017 (filed August 4, 2017) and September 30, 2017 (filed November 3, 2017);

•
Our Current Reports on Form 8-K filed on January 20, 2017, March 29, 2017, April 6, 2017, June 9, 2017, and September 7, 2017 (other than any portion of such filings that are furnished under applicable SEC rules rather than filed); and

•
The description of the common stock set forth in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on December 8, 2004, and any amendment or report filed for the purpose of updating any such description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on or accessible through our website (http://www.sands.com) is not incorporated into this prospectus.
You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning Las Vegas Sands at the following address:
Las Vegas Sands Corp.
3355 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attention: Investor Relations
Telephone: (702) 414-1000
You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement, any free writing prospectus that we authorize and any pricing supplement that we authorize. We have not authorized any person, including any underwriter, salesperson or broker, to provide information other than that provided in this prospectus, the prospectus supplement, any free writing prospectus that we authorize or any pricing supplement that we authorize. We have not authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted.
You should assume that the information in this prospectus, any prospectus supplement, any free writing prospectus that we authorize and any pricing supplement that we authorize is accurate only as of the date on its cover page and that any information we have incorporated or will incorporate by reference is accurate only as of the date of such document incorporated by reference.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not, except as so modified or superseded, be deemed to constitute a part of this prospectus.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION
This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the discussions of our business strategies and expectations concerning future operations, margins, profitability, liquidity and capital resources. In addition, in certain portions included in this prospectus and the documents incorporated by reference into this prospectus, the words “anticipates,” “believes,” “estimates,” “seeks,” “expects,” “plans,” “intends” and similar expressions, as they relate to our Company or management, are intended to identify forward-looking statements. Although we believe that these forward-looking statements are reasonable, we cannot assure you that any forward-looking statements will prove to be correct. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, those discussed under “Risk Factors” or otherwise discussed in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q and in our other filings made from time to time with the SEC after the date of the registration statement of which this prospectus is a part. These factors also include, among others, the risks associated with:

•
general economic and business conditions in the U.S. and internationally, which may impact levels of disposable income, consumer spending, group meeting business, pricing of hotel rooms and retail and mall sales;

•	the uncertainty of consumer behavior related to discretionary spending and vacationing at casino-resorts in Macao, Singapore, Las Vegas and Bethlehem, Pennsylvania;

•	the extensive regulations to which we are subject and the costs of compliance or failure to comply with such regulations;

•
our leverage, debt service and debt covenant compliance, including the pledge of our assets (other than our equity interests in our subsidiaries) as security for our indebtedness and ability to refinance our debt obligations as they come due or to obtain sufficient funding for our planned, or any future, development projects;

•	fluctuations in currency exchange rates and interest rates;

•	increased competition for labor and materials due to planned construction projects in Macao and quota limits on the hiring of foreign workers;

•
our ability to obtain required visas and work permits for management and employees from outside countries to work in Macao, and our ability to compete for the managers and employees with the skills required to perform the services we offer at our properties;

•	new developments, construction projects and ventures;

•
regulatory policies in mainland China or other countries in which our customers reside, or where we have operations, including visa restrictions limiting the number of visits or the length of stay for visitors from mainland China to Macao, restrictions on foreign currency exchange or importation of currency, and the judicial enforcement of gaming debts;

•	our dependence upon properties primarily in Macao, Singapore and Las Vegas for all of our cash flow;

•	the passage of new legislation and receipt of governmental approvals for our operations in Macao and Singapore and other jurisdictions where we are planning to operate;

•
our insurance coverage, including the risk that we have not obtained sufficient coverage, may not be able to obtain sufficient coverage in the future, or will only be able to obtain additional coverage at significantly increased rates;

•	disruptions or reductions in travel, as well as disruptions in our operations, due to natural or man-made disasters, outbreaks of infectious diseases, terrorist activity or war;

•	our ability to collect gaming receivables from our credit players;

•	our relationship with gaming promoters in Macao;

•	our dependence on chance and theoretical win rates;

•	fraud and cheating;

•	our ability to establish and protect our intellectual property rights;

•	conflicts of interest that arise because certain of our directors and officers are also directors of Sands China Ltd.;

•
government regulation of the casino industry (as well as new laws and regulations and changes to existing laws and regulations), including gaming license regulation, the requirement for certain beneficial owners of our securities to be found suitable by gaming authorities, the legalization of gaming in other jurisdictions and regulation of gaming on the Internet;

•
increased competition in Macao and Las Vegas, including recent and upcoming increases in hotel rooms, meeting and convention space, retail space, potential additional gaming licenses and online gaming;

•	the popularity of Macao, Singapore and Las Vegas as convention and trade show destinations;

•	new taxes, changes to existing tax rates or proposed changes in tax legislation;

•	our ability to maintain our gaming licenses, certificate and subconcession in Macao, Singapore, Las Vegas and Bethlehem, Pennsylvania;

•	the continued services of our key management and personnel;

•	any potential conflict between the interests of our principal stockholder and us;

•	the ability of our subsidiaries to make distribution payments to us;

•	labor actions and other labor problems;

•
our failure to maintain the integrity of our customer or company data, including against past or future cybersecurity attacks, and any litigation or disruption to our operations resulting from such loss of data integrity;

•	the completion of infrastructure projects in Macao;

•	our relationship with General Growth Properties or any successor owner of the Grand Canal Shoppes; and

•	the outcome of any ongoing and future litigation.
For additional information about the factors that could cause actual results to differ materially from those described in forward-looking statements, please see the documents that we have filed with the SEC, including our most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements.
All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. Readers are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update any forward-looking statements after the date of this report as a result of new information, future events or developments, except as required by federal securities laws.

THE COMPANY
We currently own and operate integrated resorts in Asia and the United States. We believe that our geographic diversity, best-in-class properties and convention-based business model provide us with the best platform in the hospitality and gaming industry to continue generating substantial cash flow while simultaneously pursuing new development opportunities. Our unique convention-based marketing strategy allows us to attract business travelers during the slower mid-week periods while leisure travelers occupy our properties during the weekends. Our convention, trade show and meeting facilities combined with the on-site amenities offered at our Macao, Singapore and Las Vegas integrated resort properties provide flexible and expansive space for conventions, trade shows, and other meetings.
In addition, our properties are differentiated by our high-end gaming facilities and significant retail offerings. The Paiza Clubs located at our properties are an important part of our VIP gaming marketing strategy. Our Paiza Clubs are exclusive invitation-only clubs available to our premium players that feature high-end services and amenities, including luxury accommodations, restaurants, lounges and private gaming salons. We also offer players club loyalty programs at our properties, which provide access to rewards, privileges and members-only events. Additionally, we believe that being in the retail mall business and, specifically, owning some of the largest retail properties in Asia will provide meaningful value for us, particularly as the retail market in Asia continues to grow. Upon the completion of all phases of Sands Cotai Central's renovation, rebranding and expansion to The Londoner Macao, we will own approximately 3.0 million square feet of gross retail space.
Through our 70.1% ownership of Sands China Ltd., we own and operate a collection of integrated resort properties in the Macao Special Administrative Region (“Macao”) of the People’s Republic of China (“China”). These properties include The Venetian Macao Resort Hotel, Sands Cotai Central, The Parisian Macao, which opened on September 13, 2016, The Plaza Macao and Four Seasons Hotel Macao, Cotai Strip, which is managed by Four Seasons Hotels, Inc., the Plaza Casino, which we own and operate, and the Sands Macao.
In Singapore, we own and operate the iconic Marina Bay Sands, which has become one of Singapore’s major tourist, business and retail destinations since its opening in 2010.
Our properties in the United States include The Venetian Resort Hotel Casino and The Palazzo Resort Hotel Casino, luxury resorts on the Las Vegas Strip, as well as the Sands Expo and Convention Center in Las Vegas, Nevada and the Sands Casino Resort Bethlehem in Bethlehem, Pennsylvania.
For a description of our business, financial condition, results of operations and other important information regarding our Company, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”
We are organized under the laws of the state of Nevada. Our principal executive office is located at 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109. Our telephone number at that address is (702) 414-1000. Our website address is www.sands.com. The information on our website is not part of this prospectus.

RISK FACTORS
Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2017, June 30, 2017 and September 30, 2017, all of which are incorporated by reference in this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods indicated. For the purpose of calculating the ratio, “earnings” represents pre-tax income plus amortization of capitalized interest and fixed charges, and less interest capitalized. “Fixed charges” consists of interest expense, whether expensed or capitalized, amortization of debt financing costs, one-third of lease expense, which we believe is representative of the interest component of lease expense and preference security dividend requirements of consolidated subsidiaries. You should read the ratio in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Nine Months Ended September 30		Year Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(a)	9.08x	7.29x	7.65x	9.09x	13.43x	11.41x	7.16x
____________________

(a)
Currently, we have no shares of preferred stock outstanding and have not paid any dividends on preferred stock in the periods presented. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

USE OF PROCEEDS
We will use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include future construction and development projects, additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases.

DESCRIPTION OF THE DEBT SECURITIES
General
The following description of the terms of our debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Our debt securities may be issued from time to time in one or more series under an indenture to be entered into between us and a trustee to be named therein. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in the prospectus supplement relating to that series.
The statements set forth below are brief summaries of certain provisions contained in the indenture, which summaries do not purport to be complete and are qualified in their entirety by reference to the form of the indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the indenture. Such defined terms shall be incorporated herein by reference.
The indenture does not limit the amount of debt securities that may be issued under the applicable indenture and debt securities may be issued under the applicable indenture up to the aggregate principal amount that may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.
The prospectus supplement relating to any series of debt securities in respect to which this prospectus is being delivered will contain the following terms, among others, for each such series of debt securities:

•	the designation and issue date of the debt securities;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	any applicable subordination provisions for any subordinated debt securities;

•	the date or dates on which the principal of the debt securities is payable;

•
the rate or rates (or manner of calculation thereof), if any, per annum at which the debt securities will bear interest, if any, the date or dates from which interest will accrue and the interest payment date or dates for the debt securities;

•	any limit upon the aggregate principal amount of the debt securities which may be authenticated and delivered under the applicable indenture;

•
the period or periods within which, the redemption price or prices or the repayment price or prices, as the case may be, at which, and the terms and conditions upon which, the debt securities may be redeemed at the Company’s option or the option of the holder of such debt securities;

•
the obligation, if any, of the Company to purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the debt securities will be issuable;

•
provisions, if any, with regard to the conversion or exchange of the debt securities, at the option of the holders of such debt securities or the Company, as the case may be, for or into new securities of a different series, the Company’s common stock or other securities;

•
if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the debt securities will be denominated and in which payments of principal of, and any premium and interest on, such debt securities shall or may be payable;

•
if the principal of (and premium, if any) or interest, if any, on the debt securities are to be payable, at the election of the Company or a holder of such debt securities, in a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

•
if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index based on a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

•
provisions, if any, related to the exchange of the debt securities, at the option of the holders of such debt securities, for other securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;

•
the portion of the principal amount of the debt securities, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the maturity thereof as more fully described under the section “—Events of Default, Notice and Waiver” below;

•	whether the debt securities will be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities;

•	if the debt securities will be guaranteed, the terms and conditions of such guarantees and provisions for the accession of the guarantors to certain obligations under the applicable indenture;

•	with respect to subordinated debt securities only, the amendment or modification of the subordination provisions in the indenture with respect to the debt securities;

•	if applicable, a discussion of material United States federal income tax considerations; and

•	any other specific terms.

We may issue debt securities of any series at various times, and we may reopen any series for further issuances from time to time, in each case without notice to existing holders of securities of that series.
Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement relating to such series of debt securities will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.
Unless we specify otherwise in the applicable prospectus supplement relating to such series of debt securities, the covenants contained in the indenture will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.
Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, interest on outstanding debt securities will be paid to holders of record on the date that is 15 days prior to the date such interest is to be paid or, if not a business day, the next preceding business day. Unless otherwise specified in the prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the trustee. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the prospectus supplement, subject to the limitations provided in the applicable indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.
Guarantees
Our payment obligations under any series of debt securities may be guaranteed by one or more of our subsidiaries or other persons. If a series of debt securities is so guaranteed by any of our subsidiaries, such subsidiaries will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by our subsidiaries.
The obligations of each guarantor under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other guarantor in respect to its obligations under its guarantee.
Ranking and Subordination
General
The debt securities and the guarantees will effectively rank junior in right of payment to any of our or the guarantors’ current and future secured obligations to the extent of the value of the assets securing such obligations. The debt securities and the guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness and trade payables, of our non-guarantor subsidiaries. Unless otherwise set forth in the prospectus supplement relating to a specific series of debt securities, the indenture does not limit the amount of unsecured indebtedness or other liabilities that can be incurred by our non-guarantor subsidiaries.
Furthermore, we are a holding company with no material business operations. Our ability to service our respective indebtedness and other obligations is dependent primarily upon the earnings and cash flows of our subsidiaries and the distribution or other payment to us of such earnings or cash flows. In addition, certain indebtedness of our subsidiaries contains, and future agreements relating to any indebtedness of our subsidiaries may contain, significant restrictions on the ability of our subsidiaries to pay dividends or otherwise make distributions to us.

Ranking of Debt Securities
The senior debt securities described in this prospectus will be unsecured, senior obligations of Las Vegas Sands Corp. and will rank equally with our other unsecured and unsubordinated obligations. Any guarantees of the senior debt securities will be unsecured, senior obligations of each of the guarantors and will rank equally with all other unsecured, unsubordinated obligations of such guarantors. The subordinated debt securities will be unsecured, subordinated obligations, and any guarantees of the subordinated debt securities will be unsecured and subordinated obligations of each of the guarantors.
Subordination
If issued, the indebtedness evidenced by the subordinated debt securities will be subordinate to the prior payment in full of all our Senior Indebtedness (as defined below). If: (i) a default on Senior Indebtedness exists that permits the holders of such Senior Indebtedness to accelerate its maturity and (ii) the default is the subject of judicial proceedings or our Company has received notice of such default, we may not make any payment of principal of, or premium, if any, sinking funds or interest on the subordinated debt securities. In addition, upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness.
The subordination provisions also apply in the same way to each guarantor with respect to the Senior Indebtedness of such guarantor.
The term “Senior Indebtedness” means the principal of, premium, if any, and unpaid interest on (x) indebtedness of our Company, whether outstanding on the date of the applicable indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed other than:

•	any indebtedness of our Company which when incurred, and without respect to any election under Section 1111(b) of the Federal Bankruptcy Code, was without recourse to our Company;

•	any indebtedness of our Company to any of its Subsidiaries;

•	indebtedness to any employee of our Company;

•	any liability for taxes;

•	any indebtedness of our Company which is expressly subordinate in right of payment to any other indebtedness of our Company; and
(y) renewals, extensions, modifications and refundings of any such indebtedness.
The subordination provision may be varied or revised for any or all series of subordinated debt securities as provided in the applicable prospectus supplement related to such debt securities.
Merger, Consolidation and Sale of Assets
Except as described in the applicable prospectus supplement relating to such debt securities, our Company will not consolidate with or merge into any other entity or sell, convey, transfer or lease all or substantially all its assets to another entity, unless:
(1) either our Company shall be the continuing entity, or the successor, transferee or lessee entity (if other than our Company) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and will expressly assume, by supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the applicable indenture (as supplemented from time to time) on the part of our Company to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default (as defined below) shall have happened and be continuing;
(3) such transaction will not result in the loss or suspension or material impairment of any material Gaming License of the Company or its Subsidiaries; and
(4) such transaction would not require any holder of debt securities (other than any person acquiring the Company or its assets and any affiliate thereof) to obtain a Gaming License or be qualified under the law of any applicable gaming jurisdiction; provided that such holder would not have been required to obtain a Gaming License or be qualified under the laws of any applicable gaming jurisdiction in the absence of such transaction.
Upon any consolidation or merger or any sale, conveyance, transfer or lease of all or substantially all of the assets of our Company, the successor person formed by such consolidation or into which our Company is merged or to which our Company is sold or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, our Company under the applicable indenture with the same effect as if such successor had been named as our Company in the applicable indenture, and thereafter, except in the case of a lease, our Company as the predecessor shall be relieved of all obligations and covenants under the applicable indenture and the debt securities, and from time to time such entity may exercise each and every right and power of our Company under the applicable indenture. In the event of any such sale or conveyance, but not any such lease, our Company shall be discharged from all obligations and covenants under the applicable indenture and the debt securities issued under such indenture and may be dissolved and liquidated at any time thereafter.
Certain Covenants
Any covenants of our Company pertaining to a series of debt securities will be set forth in a prospectus supplement relating to such series of debt securities.
Except as described in the prospectus and any applicable prospectus supplement relating to such series of debt securities, the indenture and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving our Company.
Certain Definitions
The following are certain of the terms defined in the indenture:
“GAAP” means generally accepted accounting principles in effect in the United States as in effect from time to time.
“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, the Macao Gaming Authorities, the Pennsylvania Gaming Control Board, the Singapore Casino Regulatory Authority and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of its subsidiaries.
“Gaming Laws” means the gaming laws of a jurisdiction or jurisdictions to which the Company or a Subsidiary of the Company is, or may at any time after the date of the applicable indenture be, subject, including all applicable provisions of all: (1) constitutions, treatises, statutes or laws governing gaming operations (including, without limitation, card club casinos and pari-mutuel race tracks) and rules, regulations and ordinances of any Gaming Authority; (2) any governmental approval relating to any gaming business (including pari-mutuel betting) or enterprise; and (3) orders, decisions, judgments, awards and decrees of any Gaming Authority.

“Gaming Licenses” means every license, franchise or other authorization required to own, lease, operate or otherwise conduct activities of the Company or any of its subsidiaries and the regulations promulgated pursuant thereto, and other applicable federal, state, foreign or local laws.
“Significant Subsidiary” means any Subsidiary which would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the date of the applicable indenture.
“Subsidiary” means, with respect to any person, any corporation, partnership association, joint venture, trust, limited liability company or other business entity which is required to be consolidated with such person in accordance with GAAP.
Optional Redemption
Unless we specify otherwise in the applicable prospectus supplement, we may redeem any of the debt securities as a whole at any time or in part from time to time, at our option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the debt securities to be redeemed, at respective redemption prices equal to the greater of:

•	100% of the principal amount of the debt securities to be redeemed, and

•
the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted to the redemption date, on a semi-annual basis, assuming a 360 day year consisting of twelve 30 day months, at the Treasury Rate, as defined below, plus the number, if any, of basis points specified in the applicable prospectus supplement;

plus, in each case, accrued interest to the date of redemption that has not been paid (such redemption price, the “Redemption Price”).
“Comparable Treasury Issue” means, with respect to the debt securities, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the debt securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such debt securities.
“Comparable Treasury Price” means, with respect to any redemption date for the debt securities: (1) the average of two Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations; or (2) if the trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the trustee.
“Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by us.
“Reference Treasury Dealer” means four primary U.S. Government securities dealers to be selected by us.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third business day preceding such redemption date.
“Remaining Scheduled Payments” means, with respect to each debt security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such debt security, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date for the debt securities: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury debt securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the debt securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date. Notwithstanding the foregoing, if the Treasury Rate is less than zero, then the Treasury Rate shall be zero.
Notice of any redemption may be given prior to the completion thereof, and any such redemption or notice may, at our Company’s discretion, be subject to one or more conditions precedent.
On and after the redemption date, interest will cease to accrue on the debt securities or any portion thereof called for redemption, unless we default in the payment of the Redemption Price and accrued interest. On or before the redemption date, we shall deposit with a paying agent, or the applicable trustee, money sufficient to pay the Redemption Price of and accrued interest on the debt securities to be redeemed on such date. If we elect to redeem less than all of the debt securities of a series, then the trustee will select the particular debt securities of such series to be redeemed in a manner it deems appropriate and fair.
Mandatory Disposition Pursuant to Gaming Laws
Gaming Authorities in several jurisdictions extensively regulate our casino entertainment operations. The Gaming Authority of any jurisdiction in which we or any of our subsidiaries conduct or propose to conduct gaming may require that a holder of the debt securities or the beneficial owner of the debt securities of a holder be licensed, qualified or found suitable under applicable Gaming Laws. Under the indenture, each person that holds or acquires beneficial ownership of any of the debt securities shall be deemed to have agreed, by accepting such debt securities, that if any such Gaming Authority requires such person to be licensed, qualified or found suitable under applicable Gaming Laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period.
Except as described in the applicable prospectus supplement relating to such series of debt securities, if a person required to apply or become licensed or qualified or be found suitable fails to do so, we will have the right, at our election, (1) to require such person to dispose of its debt securities or beneficial interest therein within 30 days of receipt of notice of such finding by the applicable Gaming Authority or such earlier date as may be requested or prescribed by such Gaming Authority or (2) to redeem such debt securities at a redemption price equal to the lesser of:

•	100% of the principal amount thereof;

•	the price at which such person acquired the debt securities; or

•
the fair market value of the debt securities as determined in good faith by the board of directors of the Company, together with, in each case, accrued and unpaid interest to the earlier of the date of redemption or such earlier date as may be required by the Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority, or such other price as may be ordered by the Gaming Authority. Immediately upon a determination that a holder or beneficial owner will not be licensed, qualified or found suitable, the holder or beneficial owner will have no further rights (a) to exercise any right conferred by the debt securities, directly or indirectly, through any trustee, nominee or any other person or (b) to receive any interest or other distribution or payment with respect to the debt securities except the redemption price of the debt securities described in this paragraph.
We will notify the trustee in writing of any such redemption as soon as practicable. Under the indenture, we will not be required to pay or reimburse any holder of the debt securities or beneficial owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability.
Satisfaction and Discharge; Defeasance
Except as otherwise set forth in the prospectus supplement relating to the debt securities, the indenture provides that, at our option, the indenture shall cease to be of further effect with respect to any series of debt securities (except as to any surviving rights of registration of transfer or exchange of such series of debt securities expressly provided for in the prospectus supplement relating to such series of debt securities) when such series of debt securities (a) has become due and payable, (b) will become due and payable at its stated maturity within one year or (c) is to be called for redemption within one year, provided in each case that we have irrevocably deposited with the trustee funds sufficient to pay and discharge the entire indebtedness on such series of debt securities for principal (and premium, if any) and interest to the date of such deposit (in the case of a series of debt securities which has become due and payable), or to the stated maturity or redemption date, as the case may be.
In addition, except as otherwise set forth in the prospectus supplement relating to the debt securities, the indenture provides that we, at our option,
(a)    will be discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold monies for payment in trust), or
(b)    need not comply with any restrictive covenants described in a prospectus supplement relating to such series of debt securities, in each case, if we deposit with the trustee, in trust, money or U.S. Government Obligations (as defined below), or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.
To exercise any such option, we are required, among other things, to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to clause (a) above, accompanied by a ruling to such effect received from or published by the U.S. Internal Revenue Service.
In addition, we are required to deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to such action under the indenture have been complied with.
“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States the timely of payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.
Events of Default, Notice and Waiver
Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, the indenture provides that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder (other than an Event of Default relating to certain specified events under bankruptcy, insolvency or similar laws) shall have happened and be continuing, either the trustee thereunder or the holders of 25% or more in aggregate principal amount of the outstanding debt securities of such series may declare the principal of all the debt securities of such series to be due and payable.
Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, an “Event of Default” in respect of any series will be defined in the indenture as being any one of the following events:

•	default for 30 days in payment of any interest installment with respect to such series;

•	default in payment of principal of (or premium, if any, on) debt securities of such series at their maturity;

•	default in the payment of any sinking or purchase fund or analogous obligation with respect to debt securities of such series when due by the terms of debt securities of such series;

•
default for 90 days after written notice to us by the trustee thereunder or by holders of 25% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series;

•	certain events of bankruptcy, insolvency or other similar laws with respect to us or the entry of an order ordering the winding up or liquidation of our affairs;

•
revocation, termination, suspension or other cessation of effectiveness of any Nevada or Macao Gaming License, which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days; and

•	the occurrence of any other Event of Default with respect to the debt securities.
The indenture provides that the trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under such indenture, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.
The indenture contains provisions entitling the trustee, subject to the duty of the trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of holders of such debt securities.
The indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture may direct the time, method and place of conducting proceedings for remedies available to the trustee or exercising any trust or power conferred on the trustee in respect of such series, subject to certain conditions.

Except as otherwise set forth in the prospectus supplement relating to the debt securities, in certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the debt securities of such series and except as to a covenant or condition which under the applicable indenture cannot be modified or amended without the consent of the holder of each outstanding security of such series affected.
The indenture includes a covenant that we will file annually with the trustee a certificate of no default or specifying any default that exists.
Modification of the Indenture
Except as set forth in the prospectus supplement relating to the debt securities, we and the trustee may, without the consent of the holders of the debt securities issued under the indenture governing such debt securities, enter into indentures supplemental to the applicable indenture for, among others, one or more of the following purposes:
(1)    to add to the covenants and agreements of our Company and to add Events of Default, in each case for the protection or benefit of the holders of debt securities, or to surrender any right or power herein conferred upon our Company;
(2)    to delete or modify any Events of Default with respect to any of the debt securities, and to specify the rights and remedies of the trustee and the holders of such debt securities in connection therewith;
(3)    to add to or change any of the provisions of the applicable indenture to provide, change or eliminate any restrictions on the payment of principal of or premium, if any, on the debt securities; provided that any such action shall not materially adversely affect the interests of the holders of the debt securities;
(4)    to change or eliminate any of the provisions of the applicable indenture; provided that any such change or elimination shall become effective only when there is no outstanding security created prior to the execution of any supplemental indenture entitled to the benefit of such provision;
(5)    to evidence the succession of another entity to our Company and the assumption by such successor of the covenants and obligations of our Company contained in the debt securities and the applicable indenture;
(6)    to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee and to add to or change any of the provisions of such indenture as shall be necessary for or facilitate the administration of the trusts thereunder by more than one trustee;
(7)    to secure any series of debt securities;
(8)    to evidence any changes to the applicable indenture as permitted by the terms therein;
(9)    to cure any ambiguity or inconsistency or to correct or supplement any provision contained in the applicable indenture or to conform the terms thereof that are applicable to the debt securities to the description of the terms of such debt securities in the offering document applicable to such debt securities at the time of initial sale thereof;
(10)    to add to or change or eliminate any provision of the applicable indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

(11)    to add guarantors or co-obligors with respect to the debt securities or to release guarantors from their guarantees of the debt securities in accordance with the terms of the applicable series of debt securities;
(12)    to make any other change in any series of debt securities that does not adversely affect in any material respect the rights of the holders of the debt securities;
(13)    to provide for uncertificated securities in addition to certificated securities;
(14)    to supplement any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided that any such action shall not materially adversely affect the interests of the holders of debt securities;
(15)    to prohibit the authentication and delivery of additional series of the debt securities; or
(16)    to establish the form and terms of any debt securities as permitted in the applicable indenture, or to authorize the issuance of additional debt securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the debt securities of any series.
The Trustee
The trustee for any debt securities will be named in the applicable prospectus supplement. The trustee and its affiliates may also provide banking, trustee and other services for, and transact other banking business with, us in the normal course of business.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Global Securities
We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.
We will deposit global securities with the depositary identified in the prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.
We and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities except that owners of beneficial interests in the debt securities will be subject to all of the provisions of the section entitled “Mandatory Disposition Pursuant to Gaming Laws.”
Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.
If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

DESCRIPTION OF CAPITAL STOCK
The following description of the terms of our common stock and preferred stock sets forth certain general terms and provisions of our common stock and preferred stock, par value $0.001 per share, to which any prospectus supplement may relate. This section also summarizes relevant provisions of Nevada law. The following summary of the terms of our common stock and preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Nevada law and our amended and restated articles of incorporation and our amended and restated by-laws, copies of which are exhibits to the registration statement of which this prospectus forms a part.
Capital Stock
Our authorized capital stock currently consists of 1,000,000,000 shares of common stock and 50,000,000 shares of preferred stock. As of September 30, 2017, we had 790,480,010 outstanding shares of common stock, including vested and unvested shares of restricted stock and excluding the following shares of common stock:

•	6,408,893 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2017, with a weighted-average exercise price of $54.96 per share;

•	3,574,868 shares of common stock reserved for future awards under our 2004 equity award plan; and

•	5,000 shares of common stock issuable as of September 30, 2017 upon the settlement of Restricted Stock Units granted under the Las Vegas Sands Corp. 2004 Equity Award Plan.
As of September 30, 2017, there were approximately 353 holders of record of our common stock.
As of September 30, 2017, we had no shares of preferred stock outstanding.
Common Stock
The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Holders of the common stock do not have any preemptive rights or cumulative voting rights, which means that the holders of a majority of the outstanding common stock voting for the election of directors can elect all directors then being elected. The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds. Upon our liquidation or dissolution, the holders of common stock will be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock that may be issued in the future. Nevada gaming laws and regulations subject holders of our common stock to certain suitability requirements. See “Business—Regulation and Licensing—State of Nevada” in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference herein.
Preferred Stock
We are authorized to issue up to 50,000,000 shares of preferred stock. Our board of directors is authorized, subject to limitations prescribed by Nevada law and our articles of incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Our board of directors also is authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company and may adversely affect the voting and other rights of the holders of our common stock, which could have an adverse impact on the market price of our common stock.
Certain Articles of Incorporation, By-Laws and Statutory Provisions
The provisions of our amended and restated articles of incorporation and amended and restated by-laws and of the Nevada Business Corporation Act summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares.
Limitation of Liability of Officers and Directors
Nevada law currently provides that our directors will not be personally liable to our Company or our stockholders for monetary damages for any act or omission as a director other than in the following circumstances:

•	the director breaches his fiduciary duty to our Company or our stockholders and this breach involves intentional misconduct, fraud or a knowing violation of law; or

•	our Company makes an unlawful payment of a dividend or unlawful stock purchases, redemptions or other distributions.
As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above. Nevada law allows the articles of incorporation of a corporation to provide for greater liability of the corporation’s directors. Our amended and restated articles of incorporation do not provide for such expanded liability.
Special Meetings of Stockholders
Our amended and restated articles of incorporation and amended and restated by-laws provide that special meetings of stockholders may be called only by the chairman or by a majority of the members of our board. Stockholders are not permitted to call a special meeting of stockholders, to require that the chairman call such a special meeting, or to require that our board request the calling of a special meeting of stockholders.
Stockholder Action; Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our amended and restated articles of incorporation provide that stockholders may not take action by written consent unless this action and the taking of such action by written consent have been expressly approved by the board of directors, and otherwise may only take action at duly called annual or special meetings. In addition, our amended and restated by-laws establish advance notice procedures for:

•	stockholders to nominate candidates for election as a director; and

•	stockholders to propose topics for consideration at stockholders’ meetings.

Stockholders must notify our corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in our amended and restated by-laws. To be timely, the notice must be received at our corporate headquarters not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. If the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary of the preceding year’s annual meeting, notice by the stockholder, to be timely, must be received not earlier than the 120th day prior to the annual meeting and not later than the later of the 90th day prior to the annual meeting or the 10th day following the day on which we notify stockholders of the date of the annual meeting, either by mail or other public disclosure. In the case of a special meeting of stockholders called to elect directors, the stockholder notice must be received not earlier than 120 days prior to the special meeting and not later than the later of the 90th day prior to the special meeting or 10th day following the day on which we notify stockholders of the date of the special meeting, either by mail or other public disclosure. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or special meeting or from nominating candidates for director at an annual or special meeting.
Election and Removal of Directors
Our board of directors is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders. Our stockholders may only remove directors for cause. Our board of directors may elect a director to fill a vacancy created by the expansion of the board of directors. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of our directors.
Nevada Anti-Takeover Statutes
Business Combinations Act
Under the terms of our amended and restated articles of incorporation and as permitted under Nevada law, we have elected not to be subject to Nevada’s anti-takeover law. This law provides that specified persons who, together with affiliates and associates, own, or, with respect to affiliates or associates of ours who within two years did own, 10% or more of the outstanding voting stock of a corporation cannot engage in specified business combinations with the corporation for a period of two years after the date on which the person became an interested stockholder. The law defines the term “business combination” to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. With the approval of our stockholders, we may amend our articles of incorporation in the future to become governed by the anti-takeover law. This provision would then have an anti-takeover effect for transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. By opting out of the Nevada anti-takeover law, third parties or existing stockholders could more easily pursue a takeover transaction that was not approved by our board of directors.
Control Shares Act
Nevada law provides that, in certain circumstances, a stockholder who acquires a controlling interest in a corporation, defined in the statute as an interest in excess of a 1/5, 1/3 or 1/2 interest, has no voting rights in the shares acquired that caused the stockholder to exceed any such threshold, unless the corporation’s other stockholders, by majority vote, grant voting rights to such shares. We may opt out of this act by amending our by-laws either before or within ten days after the relevant acquisition of shares. Presently, our amended and restated by-laws do not opt out of this act.
Gaming Requirements
Applicable Gaming Laws impose certain reporting and suitability requirements to holders of our capital stock. See “Risk Factors—Risks Associated with Our U.S. Operations—Certain beneficial owners of our voting securities may be required to file an application with, and be investigated by, the Nevada Gaming Authorities, and the Nevada Commission may restrict the ability of a beneficial owner to receive any benefit from our voting securities and may require the disposition of shares of our voting securities, if a beneficial owner is found to be unsuitable” and “—Certain beneficial owners of our voting securities may be required to file a license application with, and be investigated by, the Pennsylvania Gaming Control Board, the Pennsylvania State Police and other agencies” in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference herein.
Our amended and restated articles of incorporation provide that if the Nevada Gaming Authorities determine at any time that a holder of our stock or other securities is unsuitable to hold such securities, then until such securities are owned by persons found by the Nevada Gaming Authorities to be suitable to own them:

•	we will not be required or permitted to pay any dividend or interest with regard to these securities;

•
the holder of these securities will not be entitled to vote on any matter as the holder of the securities and these securities will not for any purposes be included in the securities entitled to vote; and

•	we will not pay any remuneration in any form to the holder of these securities.
In addition to the foregoing, our amended and restated articles of incorporation also provide that the issuance or transfer of any stock or securities in violation of applicable Gaming Laws, including Nevada Gaming Laws, will be void and that such stock or securities shall be deemed not to be issued and outstanding until:

•	we cease to be subject to the jurisdiction of the Gaming Authorities; or

•	the applicable Gaming Authorities validate the issuance or transfer or waive any defect in the issuance or transfer.
Amendment to Certain Articles of Incorporation and By-Law Provisions
Our amended and restated articles of incorporation provide that amendments to certain provisions of the articles will require the affirmative vote of the holders of at least 66⅔% of the outstanding shares of our voting stock, namely:

•	the provisions requiring a 66⅔% stockholder vote for removal of directors;

•	the provisions requiring a 66⅔% stockholder vote for the amendment, repeal or adoption of our by-law provisions (described below);

•	the provisions requiring a 66⅔% stockholder vote for the amendment of certain provisions of our articles of incorporation; and

•	the provisions prohibiting stockholder action by written consent except under certain circumstances.
In addition, our amended and restated articles of incorporation and amended and restated by-laws provide that our by-laws are subject to adoption, amendment or repeal either by a majority of the members of our board of directors or the affirmative vote of the holders of not less than 66⅔% of the outstanding shares of our voting stock voting as a single class.
The 66⅔% vote will allow the holders of a minority of our voting securities to prevent the holders of a majority or more of our voting securities from amending certain provisions of our amended and restated articles of incorporation and our amended and restated by-laws.
Transfer Agent and Registrar
The transfer agent and registrar for the common stock is American Stock Transfer and Trust Company. Its telephone number is (800) 937-5449.

Listing
Our common stock is listed the New York Stock Exchange under the symbol “LVS.”

DESCRIPTION OF THE DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.
The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.
The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference in this prospectus. Holders of depositary shares will be subject to all of the provisions of the section entitled “Description of Capital Stock—Gaming Requirements.”
The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.
Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.
The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.
Redemption of Depositary Shares
If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.
After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.
Voting the Underlying Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.
Withdrawal of Stock
Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.
Amendment and Termination of a Deposit Agreement
The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.
The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF THE WARRANTS
The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants. Holders of warrants for debt securities will be subject to all of the provisions of the section entitled “Description of the Debt Securities—Mandatory Disposition Pursuant to Gaming Laws” and holders of warrants for capital stock will be subject to the provisions of the section entitled “Description of Capital Stock—Gaming Requirements” related to discretionary qualification or licensing requirements and to the restrictions upon a finding of unsuitability.
Debt Warrants
The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

•	the title of such debt warrants;

•	the offering price for such debt warrants, if any;

•	the aggregate number of such debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•
the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution or adjustment provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.
Stock Warrants
The prospectus supplement relating to any particular issue of depositary share warrants, preferred stock warrants or common stock warrants will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the offered securities purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution or adjustment provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF THE PURCHASE CONTRACTS
We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of senior debt securities, subordinated debt securities, shares of common stock or preferred stock, depositary shares, government securities, or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts. Holders of purchase contracts for debt securities will be subject to all of the provisions of the section entitled “Description of the Debt

Securities—Mandatory Disposition Pursuant to Gaming Laws” and holders of purchase contracts for capital stock will be subject to the provisions of the section entitled “Description of Capital Stock— Gaming Requirements” related to discretionary qualification or licensing requirements and to the restrictions upon a finding of unsuitability.
The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF THE UNITS
We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date or other specific circumstances occur. To the extent that units include debt securities, holders of the units will be subject to all of the provisions of the section entitled “Description of the Debt Securities—Mandatory Disposition Pursuant to Gaming Laws,” and to the extent that units include capital stock, holders of the units will be subject to the provisions of the section entitled “Description of our Capital Stock—Gaming Requirements” related to discretionary qualification or licensing requirements and to the restrictions upon a finding of unsuitability.
Any prospectus supplement related to any particular units will describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	if appropriate, any special United States federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION
We may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the New York Stock Exchange or other stock exchange or trading market, or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

•	otherwise through a combination of any of the above methods of sale.
We may also issue common stock for cash or other consideration upon the exercise of outstanding warrants and other securities.
In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short themselves and deliver the shares to close out short positions;

•
enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.
If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.
Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•
in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.
The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.
Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.
The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.
No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121, including if 5% or more of the net proceeds, not including underwriting compensation, of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA members, unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 5121.
To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS
Certain legal matters in connection with the offered debt securities, depositary shares, warrants, purchase contracts, units and guarantees will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters with respect to the offered common stock and preferred stock and with respect to Nevada corporate law will be passed upon for us by Lawrence A. Jacobs, Esq., Executive Vice President and Global General Counsel of the Company.

EXPERTS
The financial statements, the related financial statement schedule incorporated in this prospectus by reference from the Company’s annual reports on Form 10-K for the years ended December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016 and the effectiveness of the Company’s internal control over financial reporting for 2016 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants
Purchase Contracts
Units

P R O S P E C T U S

November 3, 2017

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth expenses payable by Las Vegas Sands Corp. in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates.

SEC registration fee	$ *
Printing expenses	†
Legal fees and expenses	†
Accounting fees and expenses	†
Fees and expenses of trustee and counsel	†
Miscellaneous	†
Total	$ * †
____________________

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and are not estimable at this time.

†
These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. In accordance with Rule 430B under the Securities Act, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Company is a Nevada corporation. Section 78.7502 of Chapter 78 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he (a) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful; or (b) is not liable under Section 78.138 of the Nevada Business Corporation Act. Under Section 78.138, a director or officer is not liable to the corporation unless such person breached their fiduciary duty and such breach involved intentional misconduct, fraud or a knowing violation of law. No indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
The Company’s Articles of Incorporation, as amended and restated, provide in Article Seven that the Company shall indemnify its directors and officers to the fullest extent permitted by the laws of the State of Nevada.
The Company maintains a Directors’ and Officers’ Liability and Reimbursement Insurance Policy designed to reimburse it for any payments made by it pursuant to the foregoing indemnification.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

ITEM 16.     EXHIBITS
Exhibit

Exhibit No.	Description
1.1†	Form of underwriting agreement for debt securities.
1.2†	Form of underwriting agreement for equity securities.
1.3†	Form of underwriting agreement for depositary shares.
1.4†	Form of underwriting agreement for purchase contracts.
1.5†	Form of underwriting agreement for units.
4.1
Certificate of Amended and Restated Articles of Incorporation of Las Vegas Sands Corp. (incorporated by reference from Exhibit 3.1 to the Company’s Amendment No. 2 to Registration Statement on Form S-1 (Reg. No. 333-118827) dated November 22, 2004).

4.2
Amended and Restated By-laws of Las Vegas Sands Corp. (incorporated by reference from Exhibit 3.2 to the Company’s Annual Report on Form 10-K (File No. 001-32373) for the year ended December 31, 2013 and filed on February 28, 2014).

4.3
Form of Specimen Common Stock Certificate of Las Vegas Sands Corp. (incorporated by reference from Exhibit 4.1 to the Company’s Amendment No. 2 to Registration Statement on Form S-1 (Reg. No. 333-118827) dated November 22, 2004).

4.4	Form of Indenture to be entered into by the Company and a trustee to be named therein.
4.5†	Form of Warrant Agreement.
4.6†	Form of Warrant.
4.7†	Form of Deposit Agreement.
4.8†	Form of Depositary Receipt.
4.9†	Form of Purchase Contract.
4.10†	Form of Unit Agreement.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
5.2	Opinion of Lawrence A. Jacobs, Esq.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1).
23.3	Consent of Lawrence A. Jacobs, Esq. (contained in Exhibit 5.2).
24.1	Powers of attorney related to the Company (included on the signature pages of this Form S-3 and incorporated herein by reference).
25.1†	Statement of eligibility on Form T-1 of the trustee with respect to the Company under the Indenture.
____________________

†	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.

ITEM 17.     UNDERTAKINGS
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining any liability under the Securities Act to any purchaser:
(i)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining any liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)    The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)    The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on November 3, 2017.
LAS VEGAS SANDS CORP.

By:	/s/ Sheldon G. Adelson
Name: Sheldon G. Adelson
Title: Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Sheldon G. Adelson, Robert G. Goldstein and Patrick Dumont, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on November 3, 2017.

Signature	Title
/s/ Sheldon G. Adelson	Chairman of the Board, Chief Executive Officer and Director
Sheldon G. Adelson
/s/ Robert G. Goldstein	President, Chief Operating Officer and Director
Robert G. Goldstein
/s/ Patrick Dumont	Executive Vice President, Chief Financial Officer and Director
Patrick Dumont
/s/ Irwin Chafetz	Director
Irwin Chafetz
/s/ Micheline Chau	Director
Micheline Chau
/s/ Charles D. Forman	Director
Charles D. Forman
/s/ Steven L. Gerard	Director
Steven L. Gerard
/s/ George Jamieson	Director
George Jamieson
/s/ Charles A. Koppelman	Director
Charles A. Koppelman
/s/ Lewis Kramer	Director
Lewis Kramer
/s/ David F. Levi	Director
David F. Levi
/s/ Randy Hyzak	Senior Vice President and Chief Accounting Officer
Randy Hyzak

EXHIBITS

Exhibit No.	Description
1.1†	Form of underwriting agreement for debt securities.
1.2†	Form of underwriting agreement for equity securities.
1.3†	Form of underwriting agreement for depositary shares.
1.4†	Form of underwriting agreement for purchase contracts.
1.5†	Form of underwriting agreement for units.
4.1
Certificate of Amended and Restated Articles of Incorporation of Las Vegas Sands Corp. (incorporated by reference from Exhibit 3.1 to the Company’s Amendment No. 2 to Registration Statement on Form S-1 (Reg. No. 333-118827) dated November 22, 2004).

4.2
Amended and Restated By-laws of Las Vegas Sands Corp. (incorporated by reference from Exhibit 3.2 to the Company’s Annual Report on Form 10-K (File No. 001-32373) for the year ended December 31, 2013 and filed on February 28, 2014).

4.3
Form of Specimen Common Stock Certificate of Las Vegas Sands Corp. (incorporated by reference from Exhibit 4.1 to the Company’s Amendment No. 2 to Registration Statement on Form S-1 (Reg. No. 333-118827) dated November 22, 2004).

4.4	Form of Indenture to be entered into by the Company and a trustee to be named therein.
4.5†	Form of Warrant Agreement.
4.6†	Form of Warrant.
4.7†	Form of Deposit Agreement.
4.8†	Form of Depositary Receipt.
4.9†	Form of Purchase Contract.
4.10†	Form of Unit Agreement.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
5.2	Opinion of Lawrence A. Jacobs, Esq.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1).
23.3	Consent of Lawrence A. Jacobs, Esq. (contained in Exhibit 5.2).
24.1	Powers of attorney related to the Company (included on the signature pages of this Form S-3 and incorporated herein by reference).
25.1†	Statement of eligibility on Form T-1 of the trustee with respect to the Company under the Indenture.
____________________

†	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.